Exhibit 5.1

Goodwin Procter LLP
Exchange Place
Boston, MA 02109
July 9, 2003

AVANT Immunotherapeutics, Inc.
119 Fourth Avenue
Needham, Massachusetts 02494
Attn: Dr. Una S. Ryan

Re:	Legality of Securities to be Registered
under Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is delivered in our capacity as counsel to AVANT Immunotherapeutics, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933 (the "Securities Act"), of 4,888,888 shares of common stock, par value $.001 per share, of the Company, which includes 444,444 shares of common stock issuable upon the exercise of warrants (the "Warrant Shares").

        In connection with rendering this opinion, we have examined the Certificate of Incorporation and the Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act relating to the shares of common stock and the Warrant Shares and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

        We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

        Based upon the foregoing, we are of the opinion that the shares of common stock which have been issued are duly authorized, legally issued, fully paid and nonassessable by the Company under the Delaware General Corporation Law and that when the Warrant Shares have been issued upon exercise of the warrants as contemplated by the common stock purchase warrant, such Warrant Shares will be duly authorized, legally issued, fully paid and nonassessable by the Company under the Delaware General Corporation Law.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                      Very truly yours,

                      /s/ Goodwin Procter LLP

                      GOODWIN PROCTER LLP